Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New York Premium Income
  Municipal Fund, Inc.
f/k/a Nuveen Insured New York
Premium Income Municipal Fund, Inc.

811-03319

A special meeting of shareholders was held in the offices of Nuveen Investments on November 27, 2012;
at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The special meeting was subsequently adjourned to December 14, 2012, January 24, 2013 and
January 28, 2013.

Final voting results for January 28, 2013 are as follows:

<c> Common and Preferred shares voting
 together as a class

Preferred shares
To approve an Agreement and Plan of
Reorganization.


   For
              4,293,918
                               507
   Against
                 236,888
                                 -
   Abstain
                 169,575
                                 -
      Total
              4,700,381
                               507

Proxy materials are herein
incorporated by reference
to the SEC filing on October 24,
2012, under
Conformed Submission Type
Form 497, accession
number 0001193125-12-431809.